UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2018

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

NextDecade Corporation (the “Company”) has commenced a private offering of convertible preferred equity and warrants (the “Convertible Preferred Equity Offering”) pursuant to which the Company is offering certain institutional investors an opportunity to purchase shares of the Company’s Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), which include associated Warrants (as defined below).

In connection with the commencement of the Convertible Preferred Equity Offering, on April 11, 2018, the Company entered into backstop commitment agreements (the “Backstop Agreements”) with (i) accounts managed by York Capital Management Global Advisors LLC and its affiliates (“York”), (ii) accounts managed by Valinor Management, L.P. and its affiliates (“Valinor”), and (iii) accounts managed by Halcyon Capital Management, LP and its affiliates (“Halcyon”) pursuant to which York, Valinor, and Halcyon (each a “Backstop Party”) each agreed to purchase, at the Company’s election, up to approximately $23.2 million, $8.0 million and $3.8 million, respectively, in shares of Convertible Preferred Stock (which include the associated Warrants).    Each Backstop Party is a Company stockholder and, pursuant to that certain Agreement and Plan of Merger, dated as of April 17, 2017, by and among the Company, each Backstop Party and/or one or more of its affiliates, and the other parties named therein, three individuals, two individuals, and one individual from York, Valinor, and Halcyon, respectively, were appointed to the Company’s board of directors.

The following is a summary of the material terms of the Convertible Preferred Equity Offering that are set forth in the Certificate of Designation attached as Exhibit C to each Backstop Agreement (the “Certificate of Designation”).

Purchase Price.  The purchase price per share of Convertible Preferred Stock to be issued in the Convertible Preferred Equity Offering will be $1,000.

Warrants.  The Convertible Preferred Stock will be issued with detached warrants (the “Warrants”).  The Warrants will represent the right to acquire in the aggregate 50 basis points (0.50%) of the fully diluted shares of all outstanding shares of Company common stock, par value $0.0001 per share (the “Common Stock”), on the exercise date with a strike price of $0.01 per share.

Origination Fee.  The Company will pay a two percent (2%) origination fee to subscribers in additional shares of Convertible Preferred Stock.

Optional Conversion.  The Company has the option to convert all, but not less than all, of the Convertible Preferred Stock into shares of Common Stock at a strike price of $7.50 per share of Common Stock (the “Conversion Price”) on any date on which the volume weighted average trading price of shares of Common Stock for each trading day during any 60 of the prior 90 trading days is equal to or greater than 175% of the Conversion Price, in each case subject to certain terms and conditions.

Mandatory Conversion.  The Company must convert all of the Convertible Preferred Stock into shares of Common Stock at the Conversion Price on the earlier of (i) ten (10) Business Days (as defined in the Certificate of Designation) following a FID Event and (ii) the date that is the tenth (10th) anniversary of the closing of the Convertible Preferred Equity Offering.

Dividends.  The Company will pay dividends on the Convertible Preferred Stock and such dividends will be cumulative and accrue at a rate of 12% per annum on their then existing Series A Liquidation Preference (as defined in the Certificate of Designation) and will be payable in cash or in-kind quarterly, at the Company’s option.  The Convertible Preferred Stock will also participate, on an as-converted basis, in any dividends paid to the holders of shares of Common Stock.

Anti-Dilution.  The Conversion Price and the exercise price for the Warrants will be subject to proportional adjustment for certain transactions relating to the Company’s capital stock, including stock splits, stock dividends and similar transactions and the Conversion Price will be subject to anti-dilution protections with respect to certain Common Stock issuances, subject to certain exceptions.

Registration Rights.  Holders of shares of Convertible Preferred Stock will have demand and piggy-back registration rights covering shares of Common Stock underlying the Convertible Preferred Stock and issued in respect of the fees described below.

In exchange for each Backstop Party’s commitment under its Backstop Agreement, the Company agreed to issue to such Backstop Party, or its designated affiliates, additional shares of Common Stock equivalent to a percentage of such Backstop Party’s backstop amount calculated by reference to the volume weighted average trading price of shares of Common Stock during the 30-trading day period ending on and including the last trading day immediately prior to the date of this Current Report on Form 8-K.  Such percentage will be (i) three percent (3.0%) if the closing of the Convertible Preferred Equity Offering occurs within 30 days after the date of the Backstop Agreements, (ii) three and one-half percent (3.5%) if the closing of the Convertible Preferred Equity Offering occurs more than 30 days but less than 61 days after the date of the Backstop Agreements, (iii) four percent (4.0%) if the closing of the Convertible Preferred Equity Offering occurs more than 60 days but less than 91 days after the date of the Backstop Agreements, and (iv) four and one-half percent (4.5%) if the closing of the Convertible Preferred Equity Offering has not occurred before the 91st day after the date of the Backstop Agreements.

In addition, the Company agreed to pay the Backstop Parties a fee (the “Drawdown Fee”) equal to two and three quarters percent (2.75%) of the portion of the backstop amounts drawn on by the Company.  The Drawdown Fee will be paid in additional shares of Common Stock and is calculated by reference to the volume weighted average trading price of shares of Common Stock during the 30-trading day period ending on and including the last trading day immediately prior to the date of this Current Report on Form 8-K.

The Company also agreed to indemnify each Backstop Party under certain circumstances for losses arising out of or in connection with its Backstop Agreement, the definitive documentation related to the Convertible Preferred Equity Offering, or the transactions contemplated thereby.

All shares of Convertible Preferred Stock or Common Stock issued to the Backstop Parties pursuant to the Backstop Agreements will be issued in reliance on the exemption from the registration requirements provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable Securities Act exemptions.  Each Backstop Party’s commitment to backstop the Convertible Preferred Equity Offering and the other transactions contemplated by its Backstop Agreement are conditioned upon the satisfaction of all conditions precedent set forth in such Backstop Agreement.

THE INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF CONVERTIBLE PREFERRED STOCK OR ANY OTHER SECURITIES OF THE COMPANY.  THE SHARES OF CONVERTIBLE PREFERRED STOCK AND THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE COMPANY IS FILING THIS CURRENT REPORT ON FORM 8-K WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION FOR THE SOLE PURPOSE OF REPORTING ITS ENTRY INTO THE BACKSTOP AGREEMENTS, AS REQUIRED BY THE RULES AND REGULATIONS OF THE COMMISSION.

The foregoing descriptions are summaries and are qualified in their entirety by reference to the Backstop Agreements attached hereto as Exhibits 10.1, 10.2, and 10.3, and the Certificate of Designation, a form of which is attached hereto as Exhibit 3.1,  and all of which are incorporated herein by such references.

Item 3.02.Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.02.

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Form of Certificate of Designation of Series A Convertible Preferred Stock.

10.1

Backstop Commitment Agreement, dated as of April 11, 2018, by and between NextDecade Corporation and York Capital Management Global Advisors, LLC, severally on behalf of certain funds or accounts advised by it or its affiliates.

10.2

Backstop Commitment Agreement, dated as of April 11, 2018, by and between NextDecade Corporation and Valinor Management, L.P., severally on behalf of certain funds or accounts for which it is investment manager.

10.3

Backstop Commitment Agreement, dated as of April 11, 2018, by and between NextDecade Corporation and Halcyon Capital Management LP, severally on behalf of certain funds or accounts advised by it or its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2018

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel